Exhibit 8.1

Simpson Thacher & Bartlett LLP

425 LEXINGTON AVENUE

NEW YORK, NY 10017-3954

TELEPHONE: +1-212-455-2000

FACSIMILE: +1-212-455-2502

September 27, 2022

Primavera Capital Acquisition Corporation

41/F Gloucester Tower, 15 Queen’s Road Central

Hong Kong

Ladies and Gentlemen:

We have acted as counsel to Primavera Capital Acquisition Corporation, an exempted company incorporated with limited liability under the laws of the Cayman Islands (“PCAC”), in connection with the proposed business combination between PCAC and Fosun Fashion Group (Cayman) Limited, an exempted company incorporated with limited liability under the laws of the Cayman Islands (“FFG”) and related transactions pursuant to the Business Combination Agreement, dated as of March 23, 2022 (the “Agreement”), by and among PCAC, FFG, Lanvin Group Holdings Limited 复朗集团, an exempted company incorporated with limited liability under the laws of the Cayman Islands (“LGHL”), Lanvin Group Heritage I Limited, an exempted company incorporated with limited liability under the laws of the Cayman Islands (“Merger Sub 1”) and Lanvin Group Heritage II Limited, an exempted company incorporated with limited liability under the laws of the Cayman Islands. For purposes of this opinion, capitalized terms used and not otherwise defined herein shall have the meaning ascribed thereto in the Agreement.

This opinion is being delivered in connection with the filing of the registration statement on Form F-4 (as amended, the “Registration Statement”) filed on the date hereof by LGHL, including the joint proxy statement/prospectus forming a part thereof, with the Securities and Exchange Commission under the Securities Act of 1933, as amended, relating to the Transactions.

We have examined (i) the Agreement, (ii) the Registration Statement and (iii) the representation letter of PCAC, LGHL and Merger Sub 1 delivered to us in connection with this opinion (the “Representation Letter”). In addition, we have examined, and have relied as to matters of fact upon, originals, or duplicates or certified or conformed copies, of such records, agreements, documents and other instruments and such certificates or comparable documents of public officials and of officers and representatives of PCAC and LGHL and have made such other and further investigations as we have deemed necessary or appropriate as a basis for the opinion hereinafter set forth. In such examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as duplicates or certified or conformed copies, and the authenticity of the originals of such latter documents.

In rendering such opinion, we have assumed, with your permission, that (i) the Mergers will be effected in accordance with the Agreement, (ii) the statements concerning the Mergers set forth in the Agreement and the Registration Statement are true, complete and correct and will remain true, complete and correct at all times up to and including each of the Initial Merger Effective Time, the Second Merger Effective Time and the Third Merger Effective Time, (iii) the representations made by PCAC, LGHL and Merger Sub 1 in the Representation Letter are true, complete and correct and will remain true, complete and correct at all times up to and including each of the Initial Merger Effective Time, the Second Merger Effective Time and the Third Merger Effective Time, (iv) any representations made in the Agreement and the Representation Letter “to the knowledge of”, or based on the belief of PCAC, LGHL and Merger Sub 1, or similarly qualified are true, complete and correct and will remain true, complete and correct at all times up to and including each of the Initial Merger Effective Time, the Second Merger Effective Time and the Third Merger Effective Time, in each case without such qualification and (v) every U.S. holder (as defined under the caption “Certain Tax Considerations – Certain United States Federal Income Tax Considerations” in the Registration Statement) who is a “five-percent transferee shareholder”, as defined in Treasury regulations promulgated under Section 367(a) of the Code (the “Section 367 Regulations”), with respect to LGHL, if any, will file a timely and effective “gain recognition agreement”, as defined in the Section 367 Regulations, if applicable. We have also assumed that the parties have complied with and, if applicable, will continue to comply with, the covenants contained in the Agreement at all times up to and including the Third Merger Effective Time.

Based upon the foregoing, and subject to the assumptions, qualifications and limitations stated herein and therein, we confirm that the statements under the caption “Certain Tax Considerations – Certain United States Federal Income Tax Considerations” in the Registration Statement, insofar as they discuss matters of U.S. federal income tax law and regulations or legal conclusions with respect thereto, constitute our opinion as to the material United States federal income tax consequences of (i) the Business Combination to U.S. holders (as defined under the caption “Certain Tax Considerations – Certain United States Federal Income Tax Considerations” in the Registration Statement) of PCAC Ordinary Shares (excluding any redeemed shares) and PCAC Warrants, (ii) the subsequent ownership and disposition of LGHL Ordinary Shares and LGHL Warrants received in the Agreement by U.S. holders of PCAC Ordinary Shares and PCAC Warrants and (iii) the exercise of redemption rights by PCAC shareholders that are U.S. holders.

We express our opinion herein only as to those matters specifically set forth above and no opinion should be inferred as to the tax consequences of the Transactions under any state, local or foreign law, or with respect to other areas of U.S. federal taxation. We do not express any opinion herein concerning any law other than U.S. federal income tax law.

We hereby consent to the filing of this opinion as Exhibit 8.1 to the Registration Statement, and to the references to our firm name therein under the caption “Certain Tax Considerations”.

Very truly yours,

/s/ Simpson Thacher & Bartlett LLP
SIMPSON THACHER & BARTLETT LLP